UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 13, 2017

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Not applicable.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Resignations and Appointments

On December 13, 2017 (the “Appointment Date”), the Board of Directors (the “Board”) of Drone Aviation Holding Corp. (the “Company”) appointed Tim Hoechst and John E. Miller to its Board to fill the vacancies resulting from the resignations of Wayne Jackson and Michael Haas from the Board on December 13, 2017. Mr. Hoechst was appointed to the Compensation Committee to act as its Chairman and to the Audit Committee as a member and Mr. Miller was appointed to the Compensation Committee as a member and to the Audit Committee to act as its Chairman.

Other than as disclosed herein, there are no understandings or arrangements between Messrs. Hoechst and Miller and any other persons pursuant to which they were selected as directors, and there are no transactions in which the Company was or is a participant and in which they had or will have a direct or indirect material interest that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Background

Lt. General John E. Miller (Ret.) had a 34-year career with the United States Army, retiring from active duty in 1997. During his military career, Lt. General Miller served as an infantry officer, he served in line units, staff positions and Army Schools. He had multiple assignments at the US Army Command and General Staff College where he was a Tactics Instructor, Deputy Commandant and Commandant. While Commandant, he was concurrently responsible for 11 other Army Schools that provide tactical training and education for Commissioned Officers and Non-Commissioned Officers. At the time of his retirement from active duty he was serving as the Deputy Commanding General (Futures) of the US Army Training and Doctrine Command responsible for coordinating the implementation of the Army’s first digitized command and control system in a combat brigade. He is a former commander of the 101st Airborne Division (Air Assault). He served two combat tours in Viet Nam: the first as an Infantry Company Commander in the 101st Airborne during Tet ’68 and the second as a District Senior Advisor in the Delta. His service includes 10 years of Cold War service with line units from platoon to Division in Germany and the United States. His awards include the Distinguished Service Medal (with OLC), the Silver Star, the Soldiers Medal, the Legion of Merit (with 2 OLC), the Bronze Star V (with 2 OLC), Air Medal V (2), the Purple Heart, the Combat Infantry Badge and the Aaron and Hurr award from the US Army Chaplain’s Corps, among others.

From September 1997 to January 2005, Lt. General Miller was a regional Vice President for Oracle Corporation’s Public-Sector Division and from January 2005 to August 2007 served as a Division President for L-3 Communication providing linguist, intelligence analyst and technical support for U.S. deployed forces in 13 countries. Since September 2007, Lt. General Miller has been a consultant providing operational and technical assessments in support of fielding new military hardware and innovations for military training and education.

Lt. General Miller is the Chairman Emeritus of the Command and General Staff College Foundation, Inc. which provides resources and support to the U.S. Army Command and General Staff College to advance the profession of military art and science. In addition, Lt. General Miller is an Adult Faith Formation leader at St Peters Catholic Church in Kansas City, MO. Lt. General Miller served on the Board on Army Science and Technology for the National Academy of Sciences from 1997 to 2004 and was its Chairman from 2001 until 2004. He also served on the Army Distaff Foundation from 1998 to 2005 and was its Chairman from 2004 until 2005.

Lt. General Miller holds a Bachelor of Science Degree in Mathematics from Missouri State University and a Master’s of Science in Operations Research from Georgia Tech. He is a graduate of the Army Command and General Staff College and the Army War College. Miller also attended Executive Development programs at Yale University, the Menninger Foundation and Leadership at the Peak, Denver, CO.

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Tim Hoechst. Mr. Hoechst was the Chief Technology Officer for Accenture Federal Services (AFS) from 2015 to 2016 where he was responsible for working with government and industry leadership to identify and introduce new capabilities and technologies. Previously from 2007 to 2015, Mr. Hoechst was the Chief Technology Officer and a founder of Agilex Technologies where he was responsible for identifying, prioritizing and refining key technology and business focus areas for the company. Agilex Technologies was a consultant to the U.S. Department of Homeland Security, U.S. Department of Defense, Amtrak, the U.S. Postal Services and the U.S. Veteran’s Administration and U.S. intelligence agencies in the areas of strategic planning and advanced technology applications, analytics, mobility and cloud based systems implementation. In addition, Mr. Hoechst has held a variety of roles at Oracle Corporation (“Oracle”) from 1988 to 2007. Mr. Hoechst lead Oracle’s product positioning strategies from 1997 to 2007 where he was responsible for sophisticated infrastructure architecting, presenting and demonstrating advanced information management solutions. From 1988 to 1997, Mr. Hoechst served in a number of other roles at Oracle that included leading a senior technical teams in support of government sales opportunities, building and delivering a sophisticated demonstration to showcase Oracle’s full technology offering for Federal audiences and architecting, designing, implementing and tuning Oracle information systems at large Federal agencies including the U.S. Postal Service, the Dept. of Veterans Affairs, the Dept. of the Treasury and the Dept. of Defense.

Mr. Hoechst earned a Bachelor of Arts degree in Computer Science from Harvard University.

Compensation

Hoechst and Miller. Messrs. Hoechst and Miller agreed to serve as members of the Board pursuant to Offer Letters accepted by each of them effective as of December 13, 2017 (the “Appointment Date”) and entered into a Director Agreement dated December 13, 2017. In consideration of Messrs. Hoechst and Miller’s services as members of the Board, their respective Offer Letter and Director Agreement provide for the Company to pay and provide the following:

(i)	For Mr. Hoechst, an annual fee of $24,000 payable in equal monthly installments and for Mr. Miller, an annual fee of $36,000 payable in equal monthly installments;
(ii)	Stock Options (the “Options”). Options to purchase 100,000 shares of the Company’s common stock with an exercise price of $1.00 per share issued pursuant to the Company’s form of Drone Aviation Holding Corp. Nonqualified Stock Option Agreement and vesting as follows:
	a.	with respect to Options to purchase 50,000 shares of the Company’s common stock, one year after the Appointment Date, so long as they are a member of the Board; and
	b.	with respect to Options to purchase 50,000 shares of the Company’s common stock, two years after the Appointment Date so long as they are a member of the Board.
(iii)	Exercise Period. The Options may be exercised at any time after they have vested until four years after the Appointment Date; and
(iv)	Term. Messrs. Hoechst and Miller have been appointed to the Board for a period of two (2) years. The appointment will terminate, however, upon his resignation, removal or failure to be appointed or re-appointed by the Company’s shareholders as a director of the Company as provided for in its bylaws or as provided for under Nevada law, or upon request of the Company’s Chief Executive Officer.

Jackson and Haas. In recognition of the past performance of services by Messrs. Jackson and Haas, the Company entered into an Amendment to Nonqualified Stock Option Agreement (the “Amendment to Stock Option Agreement”) to extend the exercise period from 30 days to August 3, 2021 and November 9, 2021 for their respective options to purchase shares of the Company’s common stock previously issued to them.

The foregoing description of the form of Offer Letter, Director Agreement, Drone Aviation Holding Corp. Nonqualified Stock Option Agreement and Amendment to Stock Option Agreement does not purport to be complete and is qualified in its entirety by the form of Offer Letter, Director Agreement, and Drone Aviation Holding Corp. Nonqualified Stock Option Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, which are incorporated herein by reference.

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Item 7.01	Regulation FD Disclosure.

On December 14, 2017, the Company issued a press release regarding the appointment of Messrs. Hoechst and Miller to the Board.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Form of Offer Letter between Drone Aviation Holding Corp. and Directors.
10.2*	Form of Director Agreement.
10.3	Form of Drone Aviation Holding Corp. Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2017 ].
10.4*	Form of Amendment to Stock Option Agreement.
99.1**	Press Release dated December 14, 2017 (furnished pursuant to Item 7.01 of Form 8-K).

*	Filed herewith.
**	Furnished herewith pursuant to Item 7.01 of Form 8-K.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: December 13, 2017	By:	/s/ Kendall Carpenter
Kendall Carpenter
Chief Financial Officer

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